PRODUCTION SERVICES AGREEMENT

This Production Services Agreement ("Agreement") is hereby made and entered into effective as of the July 13, 2023 ("Effective Date"), by and between Indoor Harvest, Inc., a Texas corporation (hereinafter "Company"), and Jonathan Sanger or assigns, as permitted below ("Producer") on the terms, conditions and provisions as follows:

1. SCOPE OF WORK

Company is contracting with Producer to perform, and Producer agrees to work diligently and use his/her/its best efforts to perform, as an independent contractor, tasks to be assigned by Company. While such assignments may change from time to time, the parties currently anticipate that the Producer will perform the services as described in Attachment A, and any other services reasonably related and also any others agreed upon by Company and Producer (the "Services"). Producer will determine the means by and manner in which such Services shall be performed, but such determinations will be reasonable and coordinated, as reasonable, with the Company.

2. PAYMENT

Company shall pay Producer as follows:

a. Producer will be granted 40,000,000 shares of Common Stock in the Company. The shares are subject to Rule 144 securities restricted stock restrictions, and Producer understands and accepts such standard restrictions including legend to such effect on any certificate. These shares shall vest on the Effective Date. Producer, though not an investor or entitled to investor rights, meets the definition of an "accredited investor" under Regulation D, and realizes there is no assurance of the current or future success of the Company or value of the shares or ability to sell, risks and speculation applies.
b. The shares will be subject to terms of Attachment B
c. Producer will provide the Company with a written request in writing for issuance of the shares.
d. $10,000.00 cash per month for one(1) year with the ability to renew at Company's sole and absolute discretion at the end of each year. This payment may be deferred until such time Company can afford to make such payments and this determination shall be at the sole and absolute discretion of Company.

3. EQUIPMENT, TOOLS, MATERIALS AND SUPPLIES

Producer shall supply all equipment, tools, materials, and/or supplies to accomplish the Services agreed to be performed. Producer will be liable for same and all third parties engaged by Producer and shall hereby indemnify Company and affiliates, meaning officer, directors, owners, lawyers, accountants and the like, for any claim as to the foregoing that arises.

4. PAYROLL TAXES

No state or federal taxes of any kind, no matter how enumerated or identified, shall be withheld or paid by Company on behalf of Producer. Instead, since Producer is an independent contractor, and he/she/it shall be solely responsible for any and all taxes of any kind that may be due and owing as a result of payments received under this Agreement. Similarly , Producer shall be liable to make sure all Services are in compliance with all laws and regulations.

5. THE COMPANY IS NOT RESPONSIBLE FOR INSURANCE

No Workers' Compensation insurance shall be obtained by Company on account of the Producer. Instead, since Producer is an independent contractor, he/she/it shall be solely and exclusively responsible for obtaining any necessary workers' compensation insurance.

6. AUTHORITY TO BIND THE COMPANY/INDEPENDENT CONTRACTOR

Producer has no authority to enter into contracts or agreements on behalf of Company or any affiliates, or of its predecessor, parent, subsidiary or affiliated corporations, without the prior written consent of Company. Rather, Producer shall perform the Services as an independent contractor. Producer is not a partner, employee or agent of Company.

7. TERM AND TERMINATION

The term of this Agreement shall commence on the Effective Date (the "Commencement Date") and shall end on June 30, 2024 (the "Initial Term"). Additional payments may be added at parties' discretion in the form of an amendment in writing signed by the parties, to this agreement at any time. In addition to, and not by way of limitation, this Agreement may be terminated by either party to this Agreement, for any or no reason, upon five (5) days advance written notice. If either party terminates this Agreement prior to the end of the Initial Term, Producer shall be entitled to receive only those amounts earned through the date of termination, and nothing more based on, if applicable, a pro rata portion of Producer's Fee.

If Producer continues to perform Services after the end of the Initial Term, the content of this Agreement shall renew on a month-to-month basis (the "Subsequent Term") until such time as the parties enter into a new agreement or either party gives the other five (5) days advance written notice of the intent to terminate the Agreement.

8. TRADE SECRETS, CONFIDENTIAL INFORMATION AND INVENTIONS

Producer agrees that Company is currently engaged in businesses which include operating a hemp cigarette company and a health supplements a company ("Business Interests"). Company has developed and will continue to develop certain valuable Trade Secrets, Confidential Information and Inventions that are peculiar to Company's Business Interests and the disclosure of which would cause Company great and irreparable harm. Producer acknowledges and agrees that, had Producer not entered into this Agreement, Producer would not have had the opportunity to work with and become privy to the information related to these Business Interests.

(a) The term "Trade Secrets" shall be defined in a manner consistent with the broadest interpretation of Nevada law and shall include, but shall not be limited to, any scientific or technical information, design, process, procedure, formula or improvement, source codes and architecture (digital, electronic, web-based, or otherwise), patterns, compilations, customer lists, contracts, business plans and practices, marketing plans and practices, financial plans and practices, programs, devices, methods, know-hows, techniques or processes, that derives economic value, present or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who may or could obtain any economic value from its disclosure or use. To the fullest extent consistent with the foregoing, and otherwise lawful, Trade Secrets shall include, without limitation, information and documentation pertaining to the design, specifications, capacity, testing, installation, implementation and customizing techniques and procedures concerning the Company's present and future products and services.

(b) The term "Confidential Information" means any data or information and documentation, other than Trade Secrets, which is valuable to Company and not generally known to the public, including but not limited to:

(i) Product information, including but not limited to designs, specifications, modifications, advancements and discoveries;

(ii) Financial information, including but not limited to earnings, assets, debts, prices, fee structures, volumes of purchases or sales, or other financial data, whether relating to Company generally, or to particular products, services, geographic areas, or time periods;

(iii) Supply and service information, including but not limited to information concerning the goods and services used or purchased by Company, the names and addresses of suppliers, terms of supplier service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of particular suppliers, though generally known or available, yields advantages to Company the details of which are not generally known;

(iv) Marketing and sales information, including but not limited to details about ongoing or proposed marketing programs or agreements by or on behalf of Company, marketing forecasts, results of marketing efforts or information about impending transactions, sales strategies and programs, results of sales programs and information about anticipated and projected sales;

(v) Personnel information, including but not limited to personal histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance or other employment information;

(vi) Customer information, including but not limited to any compilations of past, existing or prospective customers, customer proposals or agreements between customers and Company, status of customer accounts or credit, or related information about actual or prospective customers; and

(vii) Business information, including but not limited to business plans, minutes of board meetings, financial reports, strategic plans, operations manuals, best practices memoranda, contracts and other legal documents, and any information pertaining to the customers, contacts, referral sources, and employees of affiliated companies and other entities under common control or ownership with Company.

(c) The term "Inventions" means any contribution, discovery, concept or idea, regardless of whether it is patented, copyrighted or protected as mask work, and regardless of whether it contains or constitutes Trade Secrets or Confidential Information, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof.

9. ASSIGNMENT AND LICENSE

Producer expressly agrees that with respect to any and all Trade Secrets, Confidential Information and other Inventions and works made or conceived by him/her/it relating to the work that Producer performs for under the terms of this Agreement, whether solely or jointly with any employee of Producer or any other person or organization:

(a) Producer will, upon written request of Company, disclose to Company all such material that can reasonably be considered Trade Secrets, Confidential Information and other Inventions and works.

(b) Producer will execute and deliver to Company, within a reasonable period of time, (at the Company's expense) such written instruments and do such other acts as may be required to patent, copyright or otherwise protect such Trade Secrets, Confidential Information and other Inventions and works, and any documentation or other materials pertaining thereto reasonably required to vest the entire right and title thereof in Company. All such Trade Secrets, Confidential Information and other Inventions and works, together with any documentation or other materials pertaining thereto, shall be considered work made for hire and prepared by Producer within the scope of his/her/its Agreement with Company. If any such Trade Secrets, Confidential Information or other Inventions and works, together with any documentation or other materials pertaining thereto, is not deemed work made for hire under applicable laws, then Producer hereby assigns all right, title and interest in such items to the Company.

(c) Company shall have the perpetual and unlimited right, even after a termination of this Agreement, without cost, to use in its business and to sublicense and assign, in whole or in part, any of such Trade Secrets, Confidential Information or other Inventions and works, and to make, use and sell any and all products, processes,

research and services derived from any of such Trade Secrets, Confidential Information or other Inventions and works. This includes, but is not limited to, using, making and selling products, processes and/or services derived from such Trade Secrets, Confidential Information and other Inventions and works.

(d) This Paragraph does not apply to any Inventions or works exempted by this Agreement. Specifically, this Paragraph does not apply to any Inventions or works developed by Producer:

(i) Which Producer did not use any equipment, supplies, facilities, Trade Secrets, Confidential Information or other proprietary information; and

(ii) Which Producer developed entirely on Producer's own time outside of time spent performing services for the Company; and

(iii) Which do not relate to the actual or anticipated research or development of Company, or which do not result from any work performed by Producer for Company.

10. NON-DISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION

Producer agrees, except as specifically required in the performance of the Services under this Agreement and with Company's express written permission, that Producer shall not so long thereafter as the pertinent information or documentation remains a Trade Secret, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Trade Secret for any purpose whatsoever.

Producer further agrees, except as specifically required in the performance of the Services under this Agreement and with Company's express written permission, that Producer shall not during the Term of this Agreement and for a period of two years after the Agreement terminates, for any reason, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Confidential Information for any purpose whatsoever.

The obligations set forth herein shall not apply to any Trade Secrets or Confidential Information which shall have become generally known to competitors of Company through no act or omission of Producer or any affiliate of Producer.

Producer also agrees to maintain the confidentiality of, and not to disclose in any manner to anyone or any entity, confidential and proprietary information of third parties that has been entrusted to the Company and which the Producer may learn of and/or gain access to when providing Services to the Company.

11. WORK FOR HIRE

Producer agrees that s/he/it has been or will be required to create original works in the course of performing tasks under this Agreement. Producer further agrees that all such works have been specially ordered or commissioned by Company, constitute a work made for hire within the meaning of the Copyright Act of the United States and that Company shall be considered to be the author of such works. Producer further assigns, transfers and conveys to Company all rights, title and interest in any other works created by Producer during the term of this Agreement that are related to the tasks performed under this Agreement. Work paid for and delivered to the Company shall be owned by the Company. Intellectual Property conceived of and or developed by the Producer shall remain the property of the Producer.

12. RETURN OF PROPERTY

Producer agrees that s/he/it will deliver to Company upon the conclusion of this Agreement, and at any other time upon Company's request, all memoranda, notes, records, computer programs, computer files, drawings or other documentation, and all copies thereof, in his/her/its possession, custody or control, whether made or compiled by Producer alone or with employees of Producer or with others, if any, or made available to Producer relating to the work performed under this Agreement. Producer further agrees to sign a statement verifying that Producer has returned all such property.

Company understands that Producer and/or its managing member works with other companies or business interests unrelated to Company or any of company's subsidiaries or affiliates. Notwithstanding anything in this Agreement, neither Producer nor its managing member are restricted in any way from working with or providing services, as contractor or employee, for or to other companies, businesses or enterprises.

13. NON-SOLICITATION OF EMPLOYEES

Producer agrees that during the term of this Agreement and for **twelve (12) months** after this Agreement terminates, for any reason, Producer will not directly or indirectly recruit, hire, attempt to recruit or hire any employee of Company with whom Producer had contact while performing Services under this Agreement. For the purposes of this paragraph, "contact" means any interaction whatsoever between Producer and Company employees.

14. WAIVER OF BREACH

The waiver of a breach of any provision of this Agreement (shall only be in writing signed by the party) by either party hereto does not waive any subsequent breach by the breaching party, nor does the non-breaching party's failure to take action against any other individual(s) or entities(s) for similar breaches operate as a waiver by Company of a breach. This Agreement will not be construed for or against either party regardless of who it was drafted by.

15. RIGHT TO MODIFY RESTRICTIONS

The parties have attempted to limit Producer's activities only to the extent necessary to protect Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties agree that, if the scope or enforceability of this Agreement is in any way disputed at any time, an arbitrator, court or other trier of fact may modify and enforce the Agreement to the extent it believes to be reasonable under the circumstances. This Agreement, however, cannot otherwise be amended or assigned with the signed written consent of both parties.

16. SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable under, or would require the commission of any act contrary to, existing or future laws, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

17. SUCCESSORS

This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns. Company shall have the right to assign this Agreement to a successor to all or substantially all of the business or assets of Company or any division or part of Company. Producer may not assign his duties under this Agreement without the written consent of Company.

18. CHOICE OF LAW

Producer and Company agree that this Agreement shall be construed in accordance with and governed by the substantive and procedural laws of the State of Nevada, regardless of its conflict of laws provision and the sole exclusive venue for any suit shall be Clark County Nevada.

19. ENTIRE AGREEMENT AND MODIFICATION

This Agreement constitutes the entire agreement and understanding between Company and Producer concerning the subject matters contained herein. This Agreement supersedes any and all prior understandings and agreements between the parties concerning these subject matters. This Agreement may not be modified, terminated, waived altered or amended except in writing, signed by Producer and a duly authorized officer of Company.

20. INJUNCTIVE RELIEF

Producer understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement Company shall suffer irreparable injury for which there is no adequate remedy at law. Company will therefore be entitled to any and all remedies it chooses under law in addition to injunctive relief from the courts, enjoining the Producer from engaging in activities in breach of the Agreement. Producer further acknowledges that Company shall have the right, in its sole discretion, to seek an injunction in the Courts, as well as or in lieu of a remedy at law through arbitration, in the event of any such breach.

[Signature Page to Follow]

This may be executed in counterparts.

	INDOOR HARVEST, INC.
DocuSigned by: Jonathan Sanger 2CC2FFA8281B4D8...	DocuSigned by: 7C5438829ABC4AE...
SIGNATURE	SIGNATURE
Jonathan Sanger	Leslie Bocskor
PRINTED NAME	PRINTEDNAME
Individual	CEO
TITLE	TITLE

ATTACHMENT A

SERVICES:

Producer may advise, create, develop, produce and provide assistance to Company in the following areas as requested by Company:

- Conceive of, create, produce and deliver to Company, a pilot episode of a non-scripted television or internet series tentatively titled "INQD" (pronounced "inked"), which will profile the day-to-day efforts and actions of CEO of Indoor Harvest, Leslie Bocskor, as he strives diligently to provide companies with his strategic insight into bringing them to higher levels of success.
- Once the pilot episode of "INQD" is completed, Producer will then endeavor to continue to produce 9 more episodes of "INQD" (that will be funded by Company) and then bring to market and distribute a 10-episode completed, Season 1, of "INQD" to streaming media providers such as Netflix, Hulu, Amazon, CNBC, etc. for acquisition and subsequent monetization. ***It is important to note that Producer may recommend that the best pathway for distribution of Season 1 of "INQD" may be through an independent form of self-distribution using new and emerging technologies such as Web 3, blockchain-based technologies, that allow content creators to create their own streaming networks or channels and distribute and monetize that content directly to the consumer.**
- Create a social media presence for Company and create a social media strategy for Company.
- Create a podcast for Company.
- Provide branding and potential rebranding of Company or potential refreshing of Company's existing brand.
- Provide marketing strategies to Company as well as to potentially implement those strategies upon approval of those strategies by Company.
- Provide key art, graphics and logo design for Company.
- Provide marketing materials including print and video for Company.
- Provide advice to Company as to how to grow and expand its presence in the global zeitgeist and how to bring more public awareness to Company and its services.

ATTACHMENT B

1. The shares will be subject to a leak out agreement,
    a. Once the shares are free trading
        i. Through either an effective registration statement or
        ii. Restriction being lifted subject to appropriate securities regulations
    b. They will be sellable in the open market according to the below formula or covenant
        i. 10% of average volume for preceding 5 trading days
        ii. 2 million shares a day
        iii. Whichever is larger
2. The shares will be subject to "Piggy Back Registration Rights" as defined below
    a. Piggyback rights allow investors to have their shares included in a registration that is currently in the planning stages by the company.